RAIT Financial Trust Announces First Quarter 2009 Financial Results and Provides Dividend Update

PHILADELPHIA, PA — May 6, 2009 — RAIT Financial Trust (“RAIT”) (NYSE: RAS) today announced results for the first quarter ended March 31, 2009.

First Quarter 2009 Results

RAIT reported adjusted earnings, a non-GAAP financial measure, for the three-month period ended March 31, 2009 of $17.6 million, or $0.27 per diluted share based on 64.9 million weighted-average shares outstanding – diluted, as compared to adjusted earnings for the three-month period ended March 31, 2008 of $31.6 million, or $0.52 per diluted share based on 61.3 million weighted-average shares outstanding – diluted.

RAIT reported GAAP net loss allocable to common shares for the three-month period ended March 31, 2009 of $144.2 million, or total loss per share – diluted of $2.22 based on 64.9 million weighted-average shares outstanding – diluted, as compared to GAAP net income allocable to common shares for the three-month period ended March 31, 2008 of $130.0 million, or total earnings per share – diluted of $2.12 based on 61.3 million weighted-average shares outstanding – diluted.

RAIT’s GAAP net loss for the three-month period ended March 31, 2009 was primarily caused by the following:

•	Allowance for losses. We increased our allowance for losses to $226.1 million as of March 31, 2009 from $172.0 million as of December 31, 2008. The provision for losses recorded during the three month period ended March 31, 2009 was $119.5 million and resulted from increased delinquencies in our residential mortgage loan portfolio and increased non-performing loans in our commercial real estate portfolios.

•	Changes in fair value of financial instruments. During the first quarter of 2009, the change in fair value of our financial instruments continued to deteriorate due to the continuing turmoil in the credit markets. The change in fair value of our financial instruments resulted in a net decrease of $99.8 million during the three months ended March 31, 2009, before allocations of $13.5 million to our non-controlling interests. This change was comprised of a decrease in the fair value of our financial assets totaling $190.7 million, a decrease in the fair value of our financial liabilities totaling $82.6 million and a decrease in the fair value of our interest rate derivatives totaling $8.3 million.

A reconciliation of RAIT’s reported GAAP net income (loss) allocable to common shares to adjusted earnings, including management’s rationale for the usefulness of this non-GAAP measure, is included as Schedule I to this release.

Assets Under Management and Gross Cash Flow Summary

RAIT’s gross cash flow is comprised of net investment income, net rental income and asset management fees we received from $13.9 billion of assets under management as of March 31, 2009. Our net investment income represents the positive difference between the income we earn on our investment portfolio and the cost of financing our investment portfolio.

The following chart summarizes RAIT’s total assets under management at March 31, 2009 and December 31, 2008 and quarterly gross cash flow by portfolio (excluding origination fees) for the three-month periods ended March 31, 2009 and December 31, 2008 (dollars in thousands):

		Gross Cash Flow
			Three-Month
	Assets Under	Three-Month Period	Period Ended
Assets Under Management at	Management at December Ended March 31,		December 31,
March 31, 2009	31, 2008	2009 (1)	2008 (1)

Commercial real estate portfolio (2)	$2,105,225	$2,162,436	$20,335	$19,340
Residential mortgage portfolio(3)	3,502,375	3,611,860	4,517	4,632
European portfolio (4)	1,827,022	1,928,462	1,721	3,011
U.S. TruPS portfolio (5)	6,487,455	6,478,945	3,763	11,301
Other Investments	180	180	202	212

Total	$13,922,257	$14,181,883	$30,538	$38,496

(1)	Gross cash flows for the three-month periods ended March 31, 2009 and December 31, 2008 may not be indicative of cash flows for subsequent quarterly or annual periods. See “Forward-Looking Statements” below for risks and uncertainties that could cause our gross cash flow for subsequent quarterly or annual periods to differ materially from these amounts.

(2)	As of March 31, 2009 and December 31, 2008, our commercial real estate portfolio is comprised of $1.4 billion and $1.5 billion, respectively, of assets collateralizing our CRE CDO securitizations RAIT I and RAIT II, $501.5 million and $367.7 million, respectively, of investments in real estate interests and $179.1 million and $254.9 million, respectively, of commercial mortgages, mezzanine loans and preferred equity interests that are not securitized.

(3)	Assets under management for our residential mortgage portfolio represents the unpaid principal balance as of March 31, 2009 and December 31, 2008.

(4)	Our European portfolio is comprised of assets collateralizing our unconsolidated European securitizations.

(5)	Our U.S. TruPS portfolio is comprised of assets collateralizing the securitizations Taberna III, Taberna IV, and Taberna VI through Taberna IX, and our interests in the securitizations Taberna I, Taberna II and Taberna V, and includes TruPS and subordinated debentures, unsecured REIT note receivables, CMBS receivables, other securities, commercial mortgages and mezzanine loans.

Liquidity

As of March 31, 2009, RAIT had $41.0 million of cash and cash equivalents and $24.9 million of unused capacity in our two CRE securitizations to invest in commercial real estate loans. As of March 31, 2009, RAIT had $53.5 million outstanding under three secured credit facilities, $135.3 million of other indebtedness outstanding and an unpaid principal balance of $379.2 million in convertible senior notes outstanding, as compared to $53.5 million, $148.6 million and $384.2 million at December 31, 2008, respectively. Two credit facilities mature in 2009 and one credit facility matures in 2010 and all of these facilities must be repaid unless renewed or extended.

Dividends

On May 5, 2009, RAIT’s Board of Trustees (the “Board”) decided that its review and determination of dividends on RAIT’s common shares for 2009 will be made when a full year of REIT taxable income is available.  The Board will continue to monitor RAIT’s estimated REIT taxable income during 2009 and intends to declare a dividend, if any, in at least the amount necessary to meet REIT distribution requirements.   In making this decision, the Board considered the difficulty in predicting annual results on a quarterly basis in an uncertain market with unprecedented macro-economic trends and conditions, and the Board’s desire to provide management with flexibility to navigate through these market conditions. The Board’s review will include analyzing whether RAIT should use IRS Revenue Procedure 2009-15 which permits publicly-traded REITs to distribute stock to satisfy their REIT distribution requirements if stated conditions are met, including that at least 10% of the aggregate declared distribution be paid in cash and that shareholders be permitted to elect whether to receive cash or stock subject to the limit set by the REIT on the cash to be distributed in the aggregate to all shareholders. The Board expects to continue to review and determine the dividends on RAIT’s preferred shares on a quarterly basis.

To qualify as a REIT, RAIT is required to make distributions to shareholders, first to preferred shareholders and then to common shareholders, in an amount at least equal to 90% of RAIT’s annual REIT taxable income.  RAIT’s REIT taxable income for any period may vary materially from RAIT’s reported adjusted earnings and reported GAAP earnings for that period.

On April 8, 2009, the Board declared a second quarter cash dividend of $0.484375 per share on RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares, $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares and $0.5546875 per share on RAIT’s 8.875% Series C Cumulative Redeemable Preferred Shares to be paid on June 30, 2009 to holders of record on June 1, 2009.

On March 31, 2009, RAIT paid a first quarter cash dividend of $0.484375 per share on RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares, $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares and $0.5546875 per share on RAIT’s 8.875% Series C Cumulative Redeemable Preferred Shares to holders of record on March 2, 2009 totaling $3.4 million.

Investment Portfolio Summary

The following table summarizes RAIT’s consolidated investment portfolio at March 31, 2009 (dollars in thousands):

		Percentage	Weighted-
		of Total	Average
	Carrying Amount(1)	Portfolio	Coupon(2)
Commercial mortgages, mezzanine loans, other loans and preferred equity interests	$1,853,721	24.2%	8.2%
Investments in real estate interests	501,459	6.6%	N/A
Residential mortgages and mortgage-related receivables	3,490,698	45.5%	5.6%
Investments in securities
TruPS and subordinated debentures	1,527,370	20.0%	5.9%
Unsecured REIT note receivables	248,178	3.2%	6.0%
CMBS receivables	29,357	0.4%	5.7%
Other securities	4,539	0.1%	5.8%

Total investments in securities	1,809,444	23.7%	5.9%

Total	$7,655,322	100.0%	6.4%

(1)	Reflects the carrying amount of the respective assets classes, as they appear in our consolidated financial statements as of March 31, 2009.

(2)	Weighted-average coupon is calculated on the unpaid principal amount of the underlying instruments which does not necessarily correspond to the carrying amount.

Credit Summary

The following table summarizes RAIT’s carrying value of investments, non-accrual status investments and allowance for losses at March 31, 2009 (dollars in thousands):

			Carrying Amount of
	Carrying Amount	Number of Non-	Non-Accrual	Percentage of Asset
	(1)	Accrual Investments	Investments	Class(es)	Allowance for Losses
Commercial mortgages, mezzanine
loans, other loans, preferred equity
interests and investments in real
estate interests	$2,355,180	35	$177,233	7.5%	$126,229(2)
Residential mortgages and
mortgage-related receivables	3,490,698	784	305,218(3)	8.7%	99,823(3)
Investments in securities (4)	1,809,444	14	8,367	0.5%	N/A(5)

Total	$7,655,322	833	$490,818	6.4%	$226,052

	(1) Reflects the carrying amount of the respective assets classes, as they appear in our consolidated financial statements as of March 31,
2009.
	(2) Pertains to 29 loans with a $163.6 million aggregate unpaid principal balance.
	(3) Includes loans delinquent over 60 days, in foreclosure, bankrupt or real estate owned as of March 31, 2009.
	(4) Investments in securities and security-related receivables are recorded at fair value in our consolidated balance sheet in accordance
	with GAAP. The unpaid principal value of these investments as of March 31, 2009 is $4.0 billion. The unpaid principal balance of the
	non-accrual investments in this category is $477.3 million, or 11.9% of the total unpaid principal balance.
	(5) An allowance for loan losses is not applicable for investments in securities, including our investments in European, U.S. TruPS or
	other securities, as these items are carried at fair value in our consolidated financial statements. The estimated fair value adjustment
	for our U.S. TruPS portfolio is recorded as a component of GAAP net income. The estimated fair value adjustments for our investments in
	European securitizations and other securities are recorded as a component of accumulated other comprehensive income within shareholders’
	equity. A charge to GAAP net income is recorded only if an other-than-temporary impairment is identified within our European portfolio or
	other investments. While we believe the estimated fair values of these asset classes are affected by any related credit quality issues,
	under GAAP, no separate allowance for loan losses is established.

As of March 31, 2009, RAIT had investments in real estate interests of $501.5 million. During the first quarter of 2009, RAIT took title to 11 properties that served as collateral on its loans, resulting in $48.2 million of charge-offs against RAIT’s allowance for losses.

Portfolio Statistics

Commercial Mortgages, Mezzanine Loans, Other Loans and Preferred Equity Interests

The following table summarizes RAIT’s commercial mortgages, mezzanine loans, other loans and preferred equity interests at March 31, 2009 (dollars in thousands):

	Carrying Amount	Weighted-Average		% of Total Loan
	(1)	Coupon (2)	Number of Loans	Portfolio
Commercial mortgages	$1,070,698	7.4%	82	57.8%
Mezzanine loans	436,908	10.0%	133	23.6%
Other loans	174,606	5.1%	12	9.4%
Preferred equity interests	171,509	11.6%	36	9.2%

Total	$1,853,721	8.2%	263	100.0%

(1)	Reflects the carrying amount of the respective assets classes, as they appear in our consolidated financial statements as of March 31, 2009.

(2)	Weighted-average coupon is calculated on the unpaid principal amount of the underlying instruments which does not necessarily correspond to the carrying amount.

Investments in Real Estate Interests

The following table summarizes RAIT’s investments in real estate interests at March 31, 2009 and December 31, 2008 (dollars in thousands):

	As of	As of
	March 31,	December 31,
	2009	2008

Multi-family real estate properties	$314,465	$243,198
Office real estate properties	139,862	131,285
Retail real estate property	33,685	—
Parcels of land	22,208	614

Subtotal	510,220	375,097
Plus: Escrows and reserves	4,724	4,404
Less: Accumulated depreciation and amortization	(13,485)	(11,762)

Investments in real estate interests	$501,459	$367,739

The following table summarizes the property types and geographic breakdown for commercial mortgages, mezzanine loans, other loans, preferred equity interests and investments in real estate interests at March 31, 2009 (based on amortized cost):

Property Type	Percent		Percent
		U.S. Geographic Region
Multi-family.	48.7%	Central...............	34.7%
Office.	29.7%	West..................	26.1%
Retail.	16.8%	Southeast.............	17.7%
Other.	4.8%	Mid-Atlantic..........	13.6%
		Northeast.	7.9%

Total.	100.0%	Total.................	100.0%

Residential Mortgages and Mortgage-Related Receivables

The following table summarizes our investments in residential mortgages and mortgage-related receivables as of March 31, 2009 (dollars in thousands):

	Carrying Amount (1)	Weighted- Average Coupon (2)	Average Next Adjustment Date	Average Contractual Maturity	Number of Loans	Percentage of Portfolio
3/1 ARM.	$87,082	5.6%	May 2009	Aug. 2035	235	2.5%
5/1 ARM.	2,866,067	5.6%	Sept. 2010	Sept. 2035	5,973	82.1%
7/1 ARM.	484,662	5.7%	July 2012	July 2035	1,072	13.9%
10/1 ARM	52,887	5.7%	June 2015	June 2035	62	1.5%

Total.	$3,490,698	5.6%			7,342	100.0%

(1)	Reflects the carrying amount of the respective assets classes, as they appear in our consolidated financial statements as of March 31, 2009.

(2)	Weighted-average coupon is calculated on the unpaid principal amount of the underlying instruments which does not necessarily correspond to the carrying amount.

TruPS and Subordinated Debentures

As of March 31, 2009, RAIT maintained investments of $1.5 billion (at estimated fair value) in TruPS and subordinated debentures. RAIT’s portfolio had a weighted-average coupon of 5.9% The issuers of these investments had a weighted-average debt to total capitalization ratio of 78.8% and a weighted-average interest coverage ratio of 1.3 times based on the most recent information available to management as provided by our TruPS issuers or through public filings.

The following table summarizes our investments by industry sector in TruPS and subordinated debentures as of March 31, 2009 (dollars in thousands):

TruPS and Subordinated Debt Industry Sector	Estimated Fair Value	Percent
Commercial Mortgage	$519,221	34.0%
Office	348,243	22.8%
Specialty Finance	210,366	13.8%
Homebuilders	145,112	9.5%
Retail	88,604	5.8%
Residential Mortgage	84,808	5.5%
Hospitality	72,751	4.8%
Storage	58,265	3.8%
Total	$1,527,370	100.0%

Accounting Adoptions

On January 1, 2009, RAIT adopted Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of Accounting Research Bulletin No. 51”, FASB Staff Position, or FSP, Accounting Principles Board 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” and FSP EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payments Transactions are Participating Securities”. The adoption of these standards required the retrospective application of the requirements to all prior periods presented. As a result, these columns are now labeled “as revised”. Further information and disclosures will be presented in RAIT’s Form 10-Q for the quarterly period ended March 31, 2009 that will be filed on or before May 11, 2009.

Conference Call

Interested parties can listen to the LIVE audio webcast of RAIT’s earnings conference call at 10:00 AM EDT on Wednesday, May 6, 2009 by clicking on the Webcast link on RAIT’s homepage at www.raitft.com. The conference call may also be listened to by dialing 866.788.0539 Domestic or 857.350.1677 International, using passcode 21103558. For those who are unable to listen to the live broadcast, a replay of the webcast will be available following the live call on RAIT’s investor relations website and telephonically until Wednesday, May 13, 2009 by dialing 888.286.8010, access code 51124748.

About RAIT Financial Trust

RAIT Financial Trust manages a portfolio of real-estate related assets, provides a comprehensive set of debt financing options to the real estate industry and invests in real estate-related assets. Our objective is to provide our shareholders with total returns over time, including distributions, while managing the risks associated with our investment strategy. For more information, please visit www.raitft.com or call Investor Relations at 215-243-9000.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Statements in this press release regarding RAIT’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. These risks and uncertainties, which could cause actual results to differ materially from those contained in the forward looking statement, include those discussed in RAIT’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2008.

These risks and uncertainties also include the following factors: global recessionary economic conditions and adverse developments in the credit markets have had, and we expect will continue to have, an adverse effect on our investments and our operating results, including causing significant reduction in the availability of financing to us and for refinancing to our borrowers, increases in payment defaults and other credit risks in our investments, decreases in the fair value of our assets and decreases in the cash flow we receive from our investments ; adverse governmental or regulatory policies may be enacted; our current liquidity and our access to additional liquidity have been, and may continue to be, reduced by the reduced availability of short-term and long-term financing, including a significant curtailment in the market for securities issued in securitizations and in the market for our securities and a significant reduction of the availability of repurchase agreements, warehouse facilities and bank financing; payment delinquencies or failures to meet other collateral performance criteria in collateral underlying our securitizations have restricted, and may continue to restrict our ability to receive cash distributions from our securitizations which reduces our liquidity; our ability to originate and finance investments has been, and may continue to be, decreased by our reduced access to liquidity; the fair value of our assets that we record at their fair value on our financial statements has declined, and may continue to decline, substantially, which has had a material adverse effect on our financial performance, and the fair value of our liabilities that we record at their fair value on our financial statements may increase, which may have a material adverse effect on our financial performance; payment defaults and other credit risks in our investment portfolio have substantially increased, and may continue to increase, in all categories of our investment portfolio, which has reduced, and may continue to reduce, our cash flow, net income and ability to make distributions: our investment portfolio may have material geographic, sector, property-type and sponsor concentrations which could be adversely affected by economic factors unique to such concentrations; our borrowing costs may increase relative to the interest received on our investments, thereby reducing our net investment income; our increased use of different methods of financing our investments from our historical methods may reduce our rate of return on our investments from historical levels; our financing arrangements contain covenants that restrict our operations, and any default under these arrangements would inhibit our ability to grow our business, increase revenue and pay distributions to our shareholders; we and our subsidiary, Taberna Realty Finance Trust, or Taberna, may fail to maintain qualification as real estate investment trusts, or REITs; we and Taberna may fail to maintain exemptions under the Investment Company Act of 1940; management and other key personnel may be lost; our hedging transactions may not completely insulate us from interest rate risk, which could cause volatility in our earnings; and competition from other REITs and other specialty finance companies may increase.

RAIT does not undertake to update forward-looking statements in this press release or with respect to matters described herein, except as may be required by law.

RAIT Financial Trust Contact

Andres Viroslav
215-243-9000
aviroslav@raitft.com

RAIT Financial Trust
Consolidated Statements of Operations
(Dollars in thousands, except share and per share information)
(unaudited)

	For the Three-Month
	Periods Ended
	March 31
	2009	2008
Revenue:		(As revised)
Investment interest income	$151,093	$185,290
Investment interest expense	(103,020)	(133,113)
Net interest margin	48,073	52,177
Rental income	10,289	3,261
Fee and other income	2,820	7,409

Total revenue	61,182	62,847
Expenses:
Compensation expense	5,638	8,169
Real estate operating expense	9,744	2,672
General and administrative expense	4,257	4,813
Provision for losses	119,504	10,273
Depreciation expense	4,041	1,166
Amortization of intangible assets	315	7,071

Total expenses	143,499	34,164
Income (loss) before other income (expense), taxes and discontinued operations	(82,317)	28,683
Interest and other income	601	1,113
Gains on extinguishment of debt	35,207	—
Change in fair value of free-standing derivatives	—	(37,203)
Change in fair value of financial instruments	(99,805)	255,850
Unrealized gains (losses) on interest rate hedges	(242)	81
Equity in income (loss) of equity method investments	(7)	(37)
Asset impairments	—	(10,694)
Income (loss) before taxes and discontinued operations	(146,563)	237,793
Income tax benefit	36	141

Income (loss) from continuing operations	(146,527)	237,934
Income (loss) from discontinued operations	(1,887)	(441)

Net income (loss)	(148,414)	237,493
(Income) loss allocated to preferred shares	(3,406)	(3,406)
(Income) loss allocated to noncontrolling interests	7,588	(104,059)

Net income (loss) allocable to common shares	$(144,232)	$130,028

Earnings (loss) per share—Basic:
Continuing operations	$(2.19)	$2.13
Discontinued operations	(0.03)	(0.01)

Total earnings (loss) per share—Basic	$(2.22)	$2.12

Weighted-average shares outstanding—Basic	64,949,070	61,266,045
Earnings (loss) per share—Diluted:
Continuing operations	$(2.19)	$2.13
Discontinued operations	(0.03)	(0.01)

Total earnings (loss) per share—Diluted	$(2.22)	$2.12

Weighted-average shares outstanding—Diluted	64,949,070	61,282,820
Distributions declared per common share	$—	$0.46

RAIT Financial Trust
Consolidated Balance Sheets
(Dollars in thousands, except share and per share information)
(unaudited)

	As of
	March 31,	As of
	2009	December 31, 2008
Assets		(As revised)
Investments in mortgages and loans, at amortized cost:
Commercial mortgages, mezzanine loans, other loans and preferred equity interests	$1,842,807	$2,041,112
Residential mortgages and mortgage-related receivables	3,490,698	3,598,925
Allowance for losses	(226,052)	(171,973)

Total investments in mortgages and loans	5,107,453	5,468,064
Investments in securities and security-related receivables, at fair value	1,809,444	1,920,883
Investments in real estate interests	501,459	367,739
Cash and cash equivalents	40,974	27,463
Restricted cash	177,286	197,366
Accrued interest receivable	92,560	99,609
Other assets	28,106	29,464
Deferred financing costs, net of accumulated amortization of $7,133 and $5,781, respectively	29,523	30,875
Intangible assets, net of accumulated amortization of $81,837 and $81,522, respectively	9,672	9,987
Total assets	$7,796,477	$8,151,450

Liabilities and Equity
Indebtedness:
Secured credit facilities and other indebtedness ($15,221 and $15,221 at fair value, respectively)	$166,203	$178,625
Mortgage-backed securities issued	3,269,861	3,364,151
Trust preferred obligations, at fair value	188,116	162,050
CDO notes payable ($546,962 and $577,750 at fair value, respectively)	1,964,212	2,029,500
Convertible senior notes	377,873	382,172

Total indebtedness	5,966,265	6,116,498
Accrued interest payable	91,353	80,099
Accounts payable and accrued expenses	12,793	20,488
Derivative liabilities	572,124	613,852
Deferred taxes, borrowers’ escrows and other liabilities	38,822	50,565
Total liabilities	6,681,357	6,881,502
Equity:
Shareholders’ equity:
Preferred shares, $0.01 par value per share, 25,000,000 shares authorized; 7.75% Series A cumulative redeemable preferred shares, liquidation preference $25.00 per share, 2,760,000 shares issued and outstanding	28	28
8.375% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share, 2,258,300 shares issued and outstanding	23	23
8.875% Series C cumulative redeemable preferred shares, liquidation preference $25.00 per share, 1,600,000 shares issued and outstanding	16	16
Common shares, $0.01 par value per share, 200,000,000 shares authorized, 64,912,089 and 64,842,571 issued and outstanding, including 53,638 and 76,690 unvested restricted share awards, respectively	648	648
Additional paid in capital	1,615,068	1,613,246
Accumulated other comprehensive income (loss)	(235,045)	(231,425)
Retained earnings (deficit)	(448,291)	(302,845)

Total shareholders’ equity	932,447	1,079,691
Noncontrolling interests	182,673	190,257
Total equity	1,115,120	1,269,948
Total liabilities and equity	$7,796,477	$8,151,450

Schedule I
RAIT Financial Trust
Reconciliation of GAAP Net Income (Loss) Allocable to Common Shares to Adjusted Earnings (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	For the Three-Month
	Periods Ended
	March 31
	2009	2008
		(As revised)
Net income (loss) allocable to common shares, as reported	$(144,232)	$130,028
Add (deduct):
Provision for losses	119,504	10,273
Depreciation expense	4,186	1,381
Amortization of intangible assets	315	7,071
Gains on extinguishment of debt	(35,207)	—
(Gains) losses on deconsolidation of VIEs	2,052	—
Capital (gains) losses (2)	—	32,059
Change in fair value of financial instruments, net of allocation to noncontrolling interests of $(13,458) and $99,510, respectively	86,347	(156,340)
Unrealized (gains) losses on interest rate hedges	242	(81)
Interest cost of hedges, net of allocation to noncontrolling interests of $5,750 and $2,374, respectively	(16,713)	(6,606)
Asset impairments	—	10,694
Share-based compensation	1,285	1,845
Fee income deferred	—	305
Deferred tax provision (benefit)	(168)	992

Adjusted earnings	$17,611	$31,621

Weighted-average shares outstanding—Diluted	64,949,070	61,282,820

Adjusted earnings per diluted share	$0.27	$0.52

(1)	We measure our performance using adjusted earnings in addition to GAAP net income (loss). Adjusted earnings represents net income (loss) available to common shares, computed in accordance with GAAP, before provision for losses, depreciation expense, amortization of intangible assets, (gains) losses on sale of assets, (gains) losses on extinguishment of debt, (gains) losses on deconsolidation of VIEs, capital (gains) losses, change in fair value of financial instruments, net of allocation to noncontrolling interests, unrealized (gains) losses on interest rate hedges, interest cost of hedges, net of allocation to noncontrolling interests, asset impairments, share-based compensation, write-off of unamortized deferred financing costs, fee income deferred (recognized) and our deferred tax provision (benefit). These items are recorded in accordance with GAAP and are typically non-cash items that do not impact our operating performance or dividend paying ability.

Management views adjusted earnings as a useful and appropriate supplement to GAAP net income (loss) because it helps us evaluate our performance without the effects of certain GAAP adjustments that may not have a direct financial impact on our current operating performance and our dividend paying ability. We use adjusted earnings to evaluate the performance of our investment portfolios, our ability to generate fees, our ability to manage our expenses and our dividend paying ability before the impact of non-cash adjustments recorded in accordance with GAAP. We believe this is a useful performance measure for investors to evaluate these aspects of our business as well. The most significant adjustments we exclude in determining adjusted earnings are provision for losses, amortization of intangible assets, change in fair value of financial instruments, capital (gains) losses, asset impairments and share-based compensation. Management excludes all such items from its calculation of adjusted earnings because these items are not charges or losses which would impact our current operating performance or dividend paying ability. By excluding these significant items, adjusted earnings reduces an investor’s understanding of our operating performance by excluding: (i) management’s expectation of possible losses from our investment portfolio or non-performing assets that may impact future operating performance or dividend paying ability, (ii) the allocation of non-cash costs of generating fee revenue during the periods in which we are receiving such revenue, and (iii) share-based compensation required to retain and incentivize our management team.

Adjusted earnings, as a non-GAAP financial measurement, does not purport to be an alternative to net income (loss) determined in accordance with GAAP, or a measure of operating performance or cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Instead, adjusted earnings should be reviewed in connection with net income (loss) and cash flows from operating, investing and financing activities in our consolidated financial statements to help analyze management’s expectation of potential future losses from our investment portfolio and other non-cash matters that impact our financial results. Adjusted earnings and other supplemental performance measures are defined in various ways throughout the REIT industry. Investors should consider these differences when comparing our adjusted earnings to these other REITs.

(2)	During the three-month period ended March 31, 2008, certain of our warehouse arrangements were terminated. We have recorded the loss of our warehouse deposits as a component of the change in fair value of free-standing derivatives in our consolidated statement of operations.